SOUTHERN CALIFORNIA EDISON COMPANY LOGO

                                                                                                    Stephen E. Frank
                                                                                                    President and
                                                                                                    Chief Operating Officer

                                                                  March 26, 1997

Ms. Mahvash Yazdi

Dear Mahvash:

         I am pleased to offer you the position of Vice President and Chief Information Officer of Edison
International and Southern California Edison.  We are confident you will make a significant contribution to our company in this essential role.  We are equally confident that the company will provide you the challenge and opportunity that will encourage your continued career growth and prosperity.

         Specifically, the offer of employment includes:

1.   You will have the title of Vice President with a base salary of $210,000 per year for the first year of employment, starting May 5, 1997.  Your scope of responsibility will extend to the entire corporation.  You will report directly to me in your role as Chief Information Officer for Southern California Edison.  You
     will report to Al Fohrer, Executive Vice President and Chief Financial Officer, in your capacity as Chief
     Information Officer for Edison International.

2.   As a Vice President, you will be eligible for a maximum annual incentive award of 52.5% of your annual salary (target opportunity of 35%) paid in February of the following year.  You will be guaranteed a bonus of $73,500 for the 1997 performance year, which represents a full year target award.  This award will be payable in February 1998.

3.   You will receive an initial Long-Term Incentive award comprised of Edison International non-qualified stock options covering 38,600 shares with an estimated Black-Scholes value of $220,000.

4.   In the future, your annual salary, annual incentive awards, and long-term incentives will be reviewed on a regular basis at the same time and in the same manner as all other officers.

Ms. Mahvash Yazdi
March 26, 1997

5.   You will receive a hiring bonus of $50,000 when you join the company.

6.   As an employee of Edison International, you will be eligible for all programs offered to employees subject to the eligibility rules of each program.  In addition, you will receive all executive benefits for which
     Vice Presidents are eligible, including the Executive Retirement Plan, Executive Deferred Compensation Plan,
     Benefit Adjustment Account, Executive Supplemental Survivor Income Continuation Plan, Executive Supplemental
     Short-Term Disability Plan, and Estate and Financial Planning Program.

7.   To offset the value of benefits you will forfeit when leaving your current job, you will be credited with
     $200,000 in your Deferred Compensation Plan account effective on your date of employment.  This account balance will vest according to the following schedule:  50% upon completion of 2 years of service, 65% upon
     3 years of service, 80% upon 4 years of service, and 100% upon 5 years of service.  Interest will be credited according to the terms of the Plan.  For 1997, the interest rate is 9.2%.

8.   You will receive a monthly car allowance of $500.

9.   You will be provided annually with an additional two weeks of paid time off until such time as your annual earned vacation reaches 20 days.  This paid time off is available after vacation is exhausted and must be utilized in the calendar year provided.

10.  If we ask you to leave Southern California Edison before two years of service are completed or if you leave because we (a) materially reduced your salary or duties inconsistent with other officers of Southern
     California Edison of similar rank, or (b) involuntarily removed you from your position as Vice President and
     Chief Information Officer of Southern California Edison, we will pay you a lump sum equal to your annual salary then in effect, but not less than $200,000; no executive benefits will be payable to you, other than your balances, if any, in the deferred compensation plans and vested stock options in accordance with the terms of the Stock Option Agreements.

Ms. Mahvash Yazdi
March 26, 1997

         This offer is contingent upon completion of a physical/drug screen evaluation by a qualified medical facility, and completion of a background verification.  This offer is subject to final approval by the Edison
International and Southern California Edison Board of Directors.

         We look forward to your response by March 28, 1997.

         I am personally delighted to have the opportunity to work closely with you, and I look forward to our future together.  Please feel free to call me to discuss this further.

                                                                  Sincerely,

                                                                  /s/ Stephen E. Frank
                                                                  ------------------------------
                                                                  Stephen E. Frank

Accepted:         /s/ Mahvash Yazdi
                  ---------------------------
                  Mahvash Yazdi

Date:             March 28, 1997